UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 27, 2011

Date of Report (Date of earliest event reported)

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices) (zip code)

(408) 523-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 27, 2011, the Board of Directors of Intuitive Surgical, Inc. (the “Company”) authorized the Company to repurchase an additional $500 million of the Company’s outstanding common stock. With this authorization, the total amount available for share repurchases by the Company is $568.2 million, which includes $68.2 million remaining from the previous authorization in February 2011. A copy of the Company’s press release announcing the increase in the share repurchase program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

99.1	Press Release, dated October 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: October 28, 2011	By	/S/ MARSHALL L. MOHR
	Name:	Marshall L. Mohr
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 28, 2011